UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

SIZELER PROPERTY INVESTORS, INC.
(Name of Registrant as Specified In Its Charter)

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

PROXY STATEMENT

IN CONNECTION WITH THE

2005 ANNUAL MEETING OF STOCKHOLDERS

OF

SIZELER PROPERTY INVESTORS, INC.

This proxy statement is being furnished to the stockholders of Sizeler Property Investors, Inc., a Maryland corporation with principal executive offices at 2542 Williams Boulevard, Kenner, Louisiana 70062 (the “Company”), in connection with the solicitation of proxies by First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (“First Union”), for use at the 2005 Annual Meeting of Stockholders of the Company, and any adjournments, continuations or postponements thereof (the “2005 Annual Meeting”), to elect Michael L. Ashner, Peter Braverman and Steven Zalkind (the “First Union Nominees”) as directors of the Company.

At January 17, 2005, First Union beneficially owned 1,139,800 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing approximately 8.61% of the 13,236,089 shares of Common Stock outstanding as of November 1, 2004, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.  Unless otherwise indicated, references in this proxy statement to the percentage of outstanding shares of Common Stock owned by any person were computed based upon the number of outstanding shares as reported by the Company as of November 1, 2004.

This proxy statement will be provided to all Company stockholders to whom forms of proxy are furnished by First Union, or from whom proxies are requested by First Union, no later than the time such forms of proxy are furnished or such request is made.

Pursuant to the Company’s Bylaws (as amended as of July 2001), an annual meeting of Company stockholders is to be held on such date as shall be designated from time to time by the Chairman of the Board of Directors of the Company.  The Company has not yet announced the date, time, place or the record date of the 2005 Annual Meeting, but First Union expects that the Company will do so in due course.  Only stockholders of record at the close of business on the record date fixed by the Company’s Board of Directors (the “Board”) or, if no record date is fixed, then at the later of (i) the close of business on the day on which notice of the 2005 Annual Meeting is given, or (ii) the thirtieth day before the meeting, will be entitled to notice of and to vote at the 2005 Annual Meeting.

The date of this proxy statement is                   , 2005, and First Union expects to first send or make this proxy statement available to certain stockholders on or about                    , 2005.

No proxy for use at the 2005 Annual Meeting is included with this proxy statement.  A GREEN proxy card will be provided by First Union after the Company notifies stockholders of the record date and matters to be voted upon at the 2005 Annual Meeting, or at an earlier date if First Union deems it appropriate.

Any stockholder of the Company who executes and delivers a proxy will have the right to revoke it at any time before it is voted, by filing an instrument revoking the earlier proxy or a duly executed proxy bearing a later date with First Union Real Estate Equity and Mortgage Investments at 7 Bulfinch Place, Suite 500, PO Box 9507, Boston, Massachusetts 02114 or with the Secretary of the Company at its principal executive offices at 2542 Williams Boulevard, Kenner, Louisiana 70062, or by voting in person at the 2005 Annual Meeting.

PROPOSAL FOR ELECTION OF DIRECTORS

On December 22, 2004, First Union provided written notice to the Company of its intent to nominate Michael L. Ashner, Peter Braverman and Steven Zalkind as First Union Nominees for election to the Board at the 2005 Annual Meeting.

Based on information contained in reports filed by the Company with the Securities and Exchange Commission (the “Commission”), the Board currently is comprised of nine directors, divided into three classes of three directors each.  Based on the Company’s proxy statement for the 2004 Annual Meeting of Stockholders (the “2004 Proxy Statement”), First Union expects that three of the nine directors will come up for election at the 2005 Annual Meeting.  However, First Union reserves the right to nominate additional individuals for election in addition to First Union Nominees if the size of the Board is increased and such additional positions are voted upon at the 2005 Annual Meeting.  In addition, First Union reserves the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of these nominees.  Shares represented by proxies given to us will be voted for any substitute or additional nominees of First Union.

As mentioned above, First Union will distribute at a later date a form of proxy which will include the names of the three First Union Nominees and may include other matters that may be brought before the 2005 Annual Meeting.  A form of proxy card is attached hereto.  First Union intends to use a similar form of proxy to solicit votes, assuming the Company does not include additional matters in its proxy statement and does not attempt to increase the size of its Board prior to the 2005 Annual Meeting.  First Union currently expects to amend this proxy statement and the related proxy card to reflect any additional matters that may be included in First Union’s proxy card, as well as First Union’s recommended votes on such matters, once those matters have been announced by the Company.  Duly executed proxies in the form provided by First Union will be voted FOR First Union Nominees described below, unless the stockholder giving the proxy otherwise instructs.  First Union’s proxy will provide that stockholders may withhold authority to vote for one or more of its nominees by writing the name of the nominee(s) in the space provided for that purpose on the GREEN proxy card.

THE FIRST UNION NOMINEES

Each First Union Nominee has given his consent to be named in this proxy statement and any other proxy statement for the 2005 Annual Meeting and has confirmed his intent and consent to serve on the Board if elected.  If the First Union Nominees are elected and take office as directors, they intend to discharge their duties as directors of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.  The information below concerning the age, principal occupation and, directorships has been furnished by the respective First Union Nominees.  Information with respect to the First Union Nominees ownership interest in the Company, if any, is set forth below under “Security Ownership of First Union and the First Union

Nominees.”  No corporation or organization listed in the following table is a parent, subsidiary or other affiliate of the Company.

Name, Business Address and Age	Present Principal Occupation and Principal Occupations during Last Five (5) Years Directorships

Michael L. Ashner (52) First Union Real Estate Equity and Mortgage Investments Two Jericho Plaza Wing A, Suite 111 Jericho, New York 11753

Since December 31, 2003, Mr. Ashner has served as the Chief Executive Officer of First Union. Mr. Ashner also serves as the Chief Executive Officer of Winthrop Financial Associates, A Limited Partnership and its affiliates (“WFA”), a position he has held since January 1996, as well as the Chief Executive Officer of Newkirk MLP Corp., the manager of the general partner of The Newkirk Master Limited Partnership (“Newkirk”). Both WFA and Newkirk are real estate companies with over $2 billion in assets owned and/or managed. Mr. Ashner has also served as the Chief Executive Officer of Shelbourne Properties I, Inc (“Shelbourne I”), Shelbourne Properties II, Inc. (“Shelbourne II”) and Shelbourne Properties III, Inc. (“Shelbourne III”), three separate publicly traded real estate investment trusts that were listed on the American Stock Exchange and which were liquidated in April 2004. Mr. Ashner also currently serves on the Boards of Directors or Boards of Trustees (as applicable) of the following publicly traded companies: NBTY, Inc., a manufacturer, marketer and retailer of nutritional supplements, GB Holdings, Inc. and Atlantic Entertainment Holdings, Inc., hotel and casino operators as well as First Union.

Peter Braverman (52) First Union Real Estate Equity and Mortgage Investments Two Jericho Plaza Wing A, Suite 111 Jericho, New York 11753

Mr. Braverman has been the President of First Union since August 4, 2004 and was the Executive Vice President of First Union from January 8, 2004 to August 4, 2004. Mr. Braverman has served as the Executive Vice President of WFA since January 1996. Mr. Braverman also serves as the Executive Vice President of Newkirk and previously served as the Executive Vice President of Shelbourne I, Shelbourne II and Shelbourne III. Mr. Braverman also currently serves on the Board of Trustees of First Union.

Steven Zalkind (63) Resource Investments Limited, L.L.C. 4300 Haddonfield Road Suite 314 Pennsauken, New Jersey 08109

Mr. Zalkind has been a principal since 1975 with Resource Investments Limited, L.L.C., a real estate management and investment company that owns, operates and manages over 6,000 apartment units and 500,000 square feet of retail shopping centers. Mr. Zalkind has extensive experience in the operation, management and financing of real estate projects including apartment buildings, shopping centers and office buildings and has been involved in real estate acquisitions and resales totaling in excess of $1.5 billion.

Except as otherwise provided herein, there are no arrangements or understandings between the First Union Nominess and any other person pursuant to which he was selected as a nominee for director.

Pursuant to First Union’s Bylaws, Mr. Ashner and Mr. Braverman are indemnified by First Union for any losses and liabilities arising from their activities relating to their service to First Union.

Security Ownership of First Union and the First Union Nominees

The following table sets forth as of January  17, 2005 the number of shares of Common Stock and percent represented by such shares beneficially owned by First Union and each of the First Union Nominees.  No securities of the Company are owned by any associates of First Union or the First Union Nominees.  Neither First Union, any First Union Nominee nor any other person who may be deemed a participant in the solicitation of proxies for First Union for the 2005 Annual Meeting owns any securities of any parent or subsidiary of the Company.

Name and, if applicable, Address as it Appears on the Stock Transfer Books of the Company	Amount and Nature of Beneficial Ownership		Percent of Class

First Union Real Estate Equity and Mortgage Investments 7 Bulfinch Place Suite 500 Boston, MA 02114	1,139,800	(1)	8.61%
Michael L. Ashner(2)(3)	1,139,800		8.61%
Peter Braverman(2)(3)	1,139,800		8.61%
Steven Zalkind(4)	—		—

(1)   1,000 shares are held of record by First Union Real Estate Equity and Mortgage Investments with the balance owned beneficially in “street name” by CEDE & Co.

(2)   Michael L. Ashner and Peter Braverman are executive officers of First Union and therefore may be deemed to beneficially own all of the shares held by First Union in the Company.

(3)   The business address for each of Michael L. Ashner and Peter Braverman is Two Jericho Plaza, Wing A, Suite 111, Jericho, New York 11753.

(4)   The business address for Steven Zalkind is Resource Investments Limited, L.L.C., 4300 Haddonfield Road, Suite 314, Pennsauken, New Jersey 08109

During the past two years, neither First Union nor any First Union Nominee effected any sales of securities of the Company.  The following table sets forth the date, number of shares of Common Stock and price per share for all acquisitions of securities in the Company effected by First Union and the First Union Nominees during the past two years, all of which were purchases of Common Stock and all of which were effected by First Union.  A portion of the acquisitions set forth below were effected using margin borrowings. As of the date hereof, no such borrowed amounts remain outstanding.

Date	Amount	Price per Share

August 17, 2004	70,000	$7.70
August 18, 2004	600	$7.83
August 19, 2004	29,300	$7.91
August 23, 2004	17,200	$8.06
August 24, 2004	32,200	$8.26
August 25, 2004	63,500	$8.28
August 30, 2004	13,700	$8.49
August 31, 2004	37,500	$8.56

Date	Amount	Price per Share

September 1, 2004	176,600	$8.56
September 1, 2004	20,400	$8.61
September 2, 2004	47,300	$8.61
September 7, 2004	161,700	$8.66
October 4, 2004	2,000	$9.02
October 6, 2004	28,100	$9.16
October 7, 2004	30,000	$9.29
October 8, 2004	19,100	$9.19
October 12, 2004	25,000	$9.21
October 14, 2004	3,000	$9.01
October 19, 2004	100	$9.15
October 20, 2004	10,900	$9.11
November 5, 2004	14,000	$9.59
November 10, 2004	44,500	$9.61
November 11, 2004	46,000	$9.61
November 12, 2004	60,500	$9.65
November 15, 2004	66,400	$9.71
December 2, 2004	100,000	$10.00
January 5, 2005	9,600	$11.01
January 6, 2005	600	$11.05
January 7, 2005	8,800	$11.05
January 10, 2005	1,200	$11.05
January 5, 2005	9,600	$11.01

VOTE REQUIRED AND VOTES PER SHARE

The presence, in person or by properly executed proxy, of the holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock is necessary to constitute a quorum at the 2005 Annual Meeting.  Based on the Company’s 2004 Proxy Statement, the Company will treat shares of Common Stock represented by a properly signed, dated and returned proxy card and shares of Common Stock represented by a proxy authorized via telephone or the Internet, including abstentions, as present at the 2005 Annual Meeting for purposes of determining a quorum.  Under New York Stock Exchange rules, because the election of directors is being contested, brokers will not have discretion to vote shares held in street name without instructions from the beneficial owner of the shares.

The affirmative vote of a plurality of the total shares of Common Stock represented in person or by proxy and entitled to vote at the 2005 Annual Meeting is required for the election of directors.  Votes withheld for director nominees will therefore count as votes against a nominee.

Each share of Common Stock is entitled to one vote on the election of directors and each other matter presented before the 2005 Annual Meeting.

CERTAIN INFORMATION CONCERNING FIRST UNION

First Union is a real estate investment trust that is engaged in the business of owning real property and real estate related assets, including securities issued by other real estate entities. First Union’s common shares of beneficial interest are listed on the New York Stock Exchange with a ticker symbol of “FUR.”  Additional information relating to First Union and its assets, trustees and officers can be found at First Union’s website www.firstunion-reit.net or in First Union’s filings with the Commission which may be inspected at the public reference facilities maintained by the Commission located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s website, www.sec.gov.

First Union has been a significant stockholder of the Company since September 7, 2004, and currently holds approximately 8.61% of the Common Stock outstanding.  First Union acquired the Common Stock because, in its opinion, the Common Stock was undervalued by the market.

First Union intends to vote the shares of Common Stock beneficially owned by it FOR the First Union Nominees.

CERTAIN INTERESTS IN THE PROPOSAL AND

WITH RESPECT TO SECURITIES OF THE COMPANY

To the knowledge of First Union, neither First Union nor any associates or controlling persons thereof or other persons who may be deemed participants in the solicitation of proxies by First Union for the 2005 Annual Meeting are or have within the past year been parties to any contracts, arrangements, understandings or relationships (legal or otherwise) with respect to any securities of the Company.

Neither First Union, any First Union Nominee, any other persons who may be deemed participants in the solicitations of proxies by First Union nor any of their respective associates has any arrangement or understanding with respect to any future employment by the Company or any future transactions to which the Company will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since December 31, 2003 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known to First Union as of January 17, 2005 to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.  This information is based solely on information contained in documents filed with the Commission by or on behalf of such persons.  As of January 17, 2005, First Union beneficially owned an aggregate of 1,139,800 shares (or approximately 8.61% of the outstanding shares of Common Stock), as described elsewhere in this proxy statement.  Accordingly, information on First Union’s ownership of Common Stock is not included in the following table, as its aggregate share ownership is described in detail elsewhere in this proxy statement.

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Sidney W. Lassen 2542 Williams Boulevard Kenner, LA 70062	741,458	(1)	5.6%

Deer Isle Partners, L.P. Deer Isle Management, L.L.C. David M. Brown 860 Fifth Avenue Suite 18A New York, NY 10021	741,300	(2)	5.6%

Palisade Capital Management, L.L.C. One Bridge Plaza Suite 695 Fort Lee, NJ 07024	1,055,755	(3)	8.0%

Pershing Square, L.P. Pershing Square GP, LLC Ackman Family, L.P. Ackman Family LLC William A. Ackman 110 East 42nd Street - 18th Floor New York, NY 10017	917,000	(4)	6.9%

(1)   These shares include (i) 7,500 shares of Common Stock owned by the Company and credited to the Company’s deferred compensation account for the benefit of Mr. Lassen; (ii) 230,000 shares of Common Stock Mr. Lassen has the right to acquire pursuant to exercisable options granted under the Company’s 1986 Stock Option Plan (the “1986 Stock Option Plan”) and the Company’s 1996 Stock Option Plan, as amended (the “1996 Stock Option Plan”); (iii) 82,500 shares of Common Stock owned directly by Sizeler Realty Co., Inc., in which Mr. Lassen owns an approximate 16% interest and the balance is owned by Mr. Lassen’s wife and her family; (iv) 60,000 shares of Common Stock owned by a limited liability company of which Mr. Lassen is manager and Mr. Lassen’s wife owns an approximately 26% interest; and (v) 18,000 shares of Common Stock owned by a Lassen family partnership.  These shares do not include (i) 11,800 shares of Common Stock with respect to which Mr. Lassen’s daughter, Jill L. Botnick, has voting and investment power; (ii) 5,000 shares of Common Stock held by Mr. Lassen’s wife; and (iii) 30,000 shares of Common Stock owned by I. William Sizeler, brother of Mr. Lassen’s wife.  Mr. Lassen disclaims beneficial interest in, and voting or investment power over, the shares of Common Stock described in the preceding sentence; and he disclaims beneficial interest in all the shares of Common Stock held by the limited liability company and in all but 1.9% of the shares of Common Stock held by the Lassen family partnership, as described, respectively in items (iv) and (v) in the first sentence of this note.

(2)   Based upon a Schedule 13D dated April 14, 2000 filed with the Commission that indicates that Mr. Brown has sole voting and dispositive power with respect to 18,000 shares of Common Stock and shared voting and dispositive power with respect to 723,300 shares of Common Stock, 666,200 shares of Common Stock of which is shared with Deer Isle Management, L.L.C. and Deer Isle Partners, L.P. Mr. Brown is the managing member of Deer Isle Management, L.L.C., which is the general partner of Deer Isle Partners, L.P.

(3)   Based upon an amended Schedule 13G dated February 13, 2004 filed with the SEC by Palisade Capital Management, L.L.C. (“Palisade”), Martin L. Berman, Steven E. Berman and Jack Feiler. The amended Schedule 13G indicates that Palisade has sole voting and dispositive power with respect to 1,031,436 shares of Common Stock held on behalf of Palisade’s clients in accounts over which Palisade has complete investment discretion. In addition, Martin Berman has sole voting and dispositive power with respect to 10,055 shares of Common Stock, Steven Berman has sole voting and dispositive power with respect to 1,000 shares of Common Stock and Jack Feiler has sole voting and dispositive power with respect to 13,264 shares of Common Stock.  Palisade does not beneficially own nor does it have voting or dispositive power over any of such 24,319 shares of Common Stock.

(4)   Based upon an amended Schedule 13G dated December 10, 2004 filed with the Commission that indicates that William Ackman has shared voting and dispositive power with respect to these shares of Common Stock.

SECURITY OWNERSHIP BY DIRECTORS AND MANAGEMENT

The following table sets forth the Common Stock believed by First Union to be beneficially owned by all directors, nominees and named executive officers of the Company, and the directors, nominees and executive officers of the Company as a group as of January 16, 2004.  This information is based solely on information contained in the 2004 Proxy Statement filed by the Company on April 7, 2004 and the 13,236,089 shares outstanding as of November 1, 2004 as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.  Shares “beneficially owned” include shares of Common Stock which management had a right to acquire within 60 days of January 16, 2004 by the exercise of options granted under the Company’s stock option plans.

Except as otherwise noted in a footnote below, each director, nominee and executive officer has sole voting and investment power with respect to the number of shares of Common Stock set forth opposite his or her name in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
J. Terrell Brown	51,543	(1)	*
William G. Byrnes	16,000	(2)	*
Harold B. Judell	76,090	(3)	*
Sidney W. Lassen	741,458	(4)	5.6%
Thomas A. Masilla, Jr.	247,861	(5)	1.9%
James W. McFarland	50,000	(6)	*
Richard L. Pearlstone	74,348	(7)	*
James R. Peltier	2,000		*
Theodore H. Strauss	75,100	(8)	*
James W. Brodie	86,687	(9)	*
Charles E. Miller, Jr.	1,500	(10)	*
All directors and executive officers as a group	1,422,587	(11)	10.8%

* Indicates ownership of less than 1%.

(1)     Includes 33,000 shares of Common Stock Mr. Brown has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan and 800 shares of Common Stock owned by Mr. Brown’s wife.

(2)     Includes 5,000 shares of Common Stock Mr. Byrnes has the right to purchase pursuant to exercisable options granted under the 1996 Stock Option Plan.

(3)     Includes 30,000 shares of Common Stock Mr. Judell has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan, the Company’s 1989 Stock Option Plan and the 1996 Stock Option Plan and 550 shares of Common Stock owned by Mr. Judell’s wife.

(4)     See note (1) to table under “Principal Stockholders.”

(5)     Includes (i) 20,621 shares of Common Stock owned by the Company and credited to the Company’s deferred compensation account for the benefit of Mr. Masilla and (ii) 210,000 shares of Common Stock Mr. Masilla has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan.

(6)     Includes 34,000 shares of Common Stock Dr. McFarland has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan.

(7)     Mr. Pearlstone shares voting and investment power over 12,000 of these shares of Common Stock as co-trustee of certain trusts and has an economic interest in another 12,000 of these shares of Common Stock as the beneficiary of certain trusts.  Includes 30,000 shares of Common Stock Mr. Pearlstone has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and 1996 Stock Option Plan.

(8)     Includes 30,000 shares of Common Stock Mr. Strauss has the right to purchase pursuant to exercisable options granted under the 1986 Stock Option Plan and 1996 Stock Option Plan.

(9)     Includes 81,250 shares of Common Stock Mr. Brodie has the right to purchase pursuant to options granted under the 1986 Stock Option Plan and the 1996 Stock Option Plan.

(10)   Includes 1,500 shares of Common Stock Mr. Miller has the right to purchase pursuant to options granted under the 1996 Stock Option Plan.

(11)   See notes (1) through (10) above.

PROXY SOLICITATION EXPENSES

Proxies may be solicited by First Union by mail, telephone, telecopier, the Internet and personal solicitation.  In addition, as described below, First Union has retained MacKenzie Partners Inc. to solicit proxy’s on First Union’s behalf.  Officers of First Union and their affiliates may solicit proxies on behalf of First Union, although they will not receive additional compensation for any such efforts.  Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward First Union’s solicitation material to customers for whom such persons hold shares of Common Stock, and First Union will reimburse them for their reasonable out-of-pocket expenses for doing so.

The entire expense of preparing, assembling, printing and mailing this proxy statement and related materials, and the cost of soliciting proxies for the proposals endorsed by First Union, will be borne by First Union.  First Union does not intend to seek reimbursement from the Company for First Union’ expenses.

First Union has retained MacKenzie Partners, Inc. to solicit proxies on its behalf in connection with the 2005 Annual Meeting. MacKenzie Partners may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 25 people in its efforts. First Union has agreed to reimburse Mackenzie Partners for its reasonable expenses, to indemnify it against certain losses, costs and expenses, and to pay its fees not to exceed approximately $125,000.

In addition to the costs related to the engagement of MacKenzie Partners, our proxy solicitor, costs related to our solicitation of proxies include expenditures for printing, postage, legal services and other related items.  Total expenditures are expected to be approximately $         . Total payment of costs to date in furtherance of our proxy solicitation is approximately $                 .

STOCKHOLDERS’ PROPOSALS IN COMPANY’S PROXY STATEMENT

According to the Company’s Proxy Statement for the 2005 Annual Meeting, stockholder proposals for inclusion in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders must comply with the proxy rules of the Securities and Exchange Commission and must be submitted in writing to the Company’s Chairman of the Board at 2542 Williams Boulevard, Kenner, Louisiana 70062, no later than              , 200   .  According to the Company’s Proxy Statement for the 2005 Annual Meeting, stockholders who want to bring a proposal before the 2006 Annual Meeting of Stockholders but do not want the proposal included in the Company’s proxy materials for the 2006 Annual Meeting of Stockholders, must submit the proposal in writing to the Company’s Secretary at the same address no earlier than                , 200    but no later than                    , 200   .

MISCELLANEOUS

Questions or requests for additional copies of this proxy statement should be addressed to:

Mackenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (call collect)

or

Toll free (800) 322-2885

It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the GREEN proxy card immediately.  No postage need be affixed if mailed in the enclosed envelope in the United States.

Sincerely,

Your Fellow Stockholder:
First Union Real Estate Equity and Mortgage Investments

, 2005

SIZELER PROPERTY INVESTORS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

            , 2005

THIS PROXY IS SOLICITED ON BEHALF OF FIRST UNION REAL ESTATE EQUITY AND
MORTGAGE INVESTMENTS

The undersigned hereby appoints Michael L. Ashner and Peter Braverman or either of them, attorneys and proxies, with full power of substitution, to represent the undersigned and vote, all shares of common stock of, $0.0001 par value per share, of Sizeler Property Investors, Inc. (the “Company”), that the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (including all adjournments, continuations and postponements thereof) of the Company be held on                    , 2005, at                      (the “Meeting”) as herein specified (or, if no direction is given, FOR the three director nominees named below) and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting.

ELECTION OF THREE DIRECTORS

(to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified)

FOR all nominees	WITHHOLD AUTHORITY
to vote for all nominees

Michael L. Ashner

Peter Braverman

Steven Zalkind

Stockholders may withhold authority to elect any of the nominees by writing the name of that nominee in the space provided below.

The proxy is authorized to transact such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder.  If no direction is given, this proxy will be voted FOR the nominees listed above and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

Dated: , 2005

Print Name

Signature

NOTE:  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such.  If a corporation, please sign full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THE GREEN PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.